Exhibit 99.3 - Annual Statement of Compliance for the year
	       ended December 31, 2005


	OFFICER'S CERTIFICATE OF THE MASTER SERVICER
         RE: ANNUAL STATEMENT AS TO COMPLIANCE

The undersigned, a duly authorized representative of Irwin Union Bank and Trust Company as Seller and Master Servicer ("Master Servicer") pursuant to the Sale and Servicing Agreement dated as of June 1, 2005, by and among Bear Stearns Asset Backed Securities I LLC, as Depositor; Irwin Union Bank and Trust Company, as Seller and Master Servicer; Irwin Home Equity Loan Trust 2005-1, as Issuer, and U.S. Bank National Association, as Indenture Trustee; and Wells Fargo Bank, National Association, as Custodian (as such agreement may be amended, supplemented or otherwise modified from time to time, the "Sale and Servicing Agreement"), does hereby certify as follows:

A.    	Capitalized terms used in this Certificate have their respective
	meanings set forth in the Sale and Servicing Agreement. References herein to certain Sections and Subsections are references to the respective Sections and Subsections of the Sale and Servicing Agreement.

B.	This Certificate is being delivered pursuant to Section 3.14 of the
	Sale and Servicing Agreement.

C.	The Master Servicer is the Master Servicer under the Sale and
	Servicing Agreement.

D.	The undersigned is a duly authorized officer of the Master Servicer.

E.	A review of the activities of the Master Servicer during the 2005
	fiscal year and of its performance under the Sale and Servicing Agreement has been made under my supervision.

F.	To the best of my knowledge, based on the above-mentioned review,
	the Master Servicer has fulfilled all of its obligations under the Sale and Servicing Agreement and any applicable Supplements throughout the 2005 fiscal year.

IN WITNESS WHEREOF, the Master Servicer has caused this Certificate to be executed and delivered on its behalf by its duly authorized officer on this 7th day of March 2006.

				IRWIN UNION BANK AND TRUST COMPANY



Attest: /s/ Suzanne Mercier		    By: /s/ Jocelyn Martin-Leano
	Suzanne Mercier				Jocelyn Martin-Leano
	Assistant Secretary -			Senior Vice President -
	Home Equity Lending			Home Equity Lending